Exhibit 99(a)(1)(C)

Notice of Guaranteed Delivery

for Tender Shares of Common Stock
(Including the Associated Rights to Purchase Series A Junior Participating Preferred Stock)
and
Shares of Series A Convertible Participating Preferred Stock
of
Bioenvision, Inc.
at
$5.60 Net Per Share of Common Stock
and
$11.20 Net Per Share of Series A Convertible Participating Preferred Stock,
plus all accrued but unpaid dividends

Pursuant to the Offer to Purchase
Dated June 4, 2007
by
Wichita Bio Corporation
a wholly-owned subsidiary of
Genzyme Corporation

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share, including the associated rights to purchase Series A Junior Participating Preferred Stock (the “Common Shares”) and shares of Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of Bioenvision, Inc., a Delaware corporation (the “Company”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the “Depositary”) before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See “The Tender Offer—Section 2—Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:.
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	(for Eligible Institutions Only) (718) 234-5001 Confirm Receipt of Facsimile by Telephone Only: (718) 921-8317	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OR GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Wichita Bio Corporation, a Delaware corporation (the “Purchaser”) and wholly-owned subsidiary of Genzyme Corporation, a Massachusetts corporation (“Genzyme”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):
Number of Shares Tendered:
Certificate Number(s) (if available):
(please print)
Address(es):

(Zip Code)
☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:
Area Code and Telephone No.(s):

Signature(s):
Account No.:
Transaction Code No.:
Dated:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to American Stock Transfer & Trust Company (the “Depositary”) either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:
(Zip Code)
Area Code and Tel. No.

(Authorized Signature)
Name:
(Please type or print)

Title:
Dated:
NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.